EXHIBIT 23(a)

            Consent of Independent Registered Public Accounting Firm
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We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8, S-2, S-8 and
S-2, respectively, of Ronson Corporation of our report, dated March 27, 2008, relating to the consolidated balance sheet, statements of operations, changes in stockholders' equity and cash flows of Ronson Corporation and subsidiaries for the year ended December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of Ronson Corporation.

DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
March 27, 2008

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